                                                                 EXHIBIT 24.1


                               POWER OF ATTORNEY


Each person whose signature appears below hereby appoints Vincent Martin or Mark Train, and each of them individually, his true and lawful attorney-in-fact and agent, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 and file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.



/s/ Vincent L. Martin   Chairman of the Board, Chief Executive
- ----------------------  Officer, Director                           May 13, 1996
  Vincent L. Martin

    /s/ Mark Train      President, Secretary and Treasurer
- ----------------------  (Principal Financial Officer), Director     May 13, 1996
      Mark Train


 /s/ Howard J. Wolter
- ----------------------  Controller (Principal Accounting Officer)   May 16, 1996
   Howard J. Wolter



/s/ Wayne C. Oldenburg
- ----------------------  Director                                    May 15, 1996
  Wayne C. Oldenburg



 /s/ Wayne G. Fethke
- ----------------------  Director                                    May 14, 1996
   Wayne G. Fethke



  /s/ David J. Drury
- ----------------------  Director                                    May 14, 1996
    David J. Drury



  /s/ Frank W. Jones
- ----------------------  Director                                    May 16, 1996
    Frank W. Jones